Exhibit 10.1

                          PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT, made this 10th day of April, 2003, by and between Zenex Long Distance, Inc. dba Zenex Communications, Inc. (Zenex), an Oklahoma Corporation and Ricky A. Naylor (Naylor), a resident of Oklahoma County, State of Oklahoma,

                                  WITNESSETH:

     THAT  FOR A VALUABLE CONSIDERATION MUTUALLY GIVEN AND RECEIVED, THE PARTIES

HERETO  AGREE  AND  COVENANT  AS  FOLLOWS:

1. DESCRIPTION OF PROPERTY. That Zenex agrees to deliver to Naylor the following described goods, subject to a security interest to the First National Bank, Midwest City, Oklahoma, and upon the terms and conditions hereinafter set forth:

          All Harris switching equipment, including all software, hardware and SS7 connections, all proprietary prepaid and IVR platforms, including all hardware and proprietary software, all proprietary administrative billing and customer service data base, and all racks and switchroom infrastructure, including cross connect panels, battery back-up and all in room cabling support systems and related equipment of Zenex, located at 201 Robert S. Kerr Avenue, Oklahoma City, Oklahoma, hereinafter referred to as "the goods".

2. PURCHASE PRICE. As consideration for the goods purchased, Naylor agrees to assume, pay and be responsible for three notes as described below, in the approximate amounts set forth opposite each of the said notes, to First National Bank in Midwest City, Oklahoma (Lender), used to secure payment of the said goods, by refinancing the said notes in his name and paying the said note(s) as they become due, in accordance with the terms of the said note(s):

                    Note  #  68996          $  122,895.
                    Note  #  69475          $   52,799.
                    Note  #  71703          $  206,573.

3. POSSESSION. That Naylor shall take possession of the said goods as of the date of this agreement.

4. DEFAULT. In the event of any default by Naylor of any of the terms and conditions of this Agreement, or of any payment to First National Bank in

     Midwest City as such payment becomes due, Zenex may declare the unpaid balance and interest, due and payable immediately, and Naylor will pay that amount to Zenex.

5. ACCELERATION OF PAYMENTS. If Naylor shall be in default in payment of any payment due hereunder for a period of five (5) days, or if any relief or proceeding in bankruptcy, receivership, or insolvency shall be instituted or filed by or against Naylor, the full amount of the purchase price then remaining balance and interest unpaid shall, at the option of Zenex, shall be immediately due and payable. Time is of the essence.

6. NO WARRANTY. Zenex shall in no way be deemed or held to be obligated, liable or accountable upon or under any guarantee or warranty, expressed or implied, statutory, by operation of law, or otherwise, to the goods sold hereunder, as all goods delivered to the buyer under this agreement are being sold "as is".

7. LITIGATION EXPENSES. In the event any litigation is commenced by one of the parties hereto against the other, the party not prevailing shall pay the prevailing party all costs, attorneys' fees, and other expenses incurred in such proceeding.

8. WAIVER. The parties hereto severally waive demand, presentment for payment, protest and notice of protest, and non-payment.

9. APPLICABLE LAW. This purchase agreement shall be governed by and construed in accordance with the substantive law of the State of Oklahoma.

10. WRITTEN AGREEMENT. This Lease contains the entire agreement between the parties. And the terms of this agreement may be modified only by an agreement in writing signed by all parties hereto.

11. CAPTIONS. The captions contained here are for convenience and reference only and are not a part of this purchase agreement or to be construed as in any manner limiting or amplifying the terms and provisions of this purchase agreement.

12. HEIRS AND ASSIGNS. This purchase agreement shall bind and have effect to the benefit of the parties names and their respective heirs, executors, administrators, successor and permitted assigns, as applicable.

13. SAVING CLAUSE. In the event any provision of this purchase agreement are declared or determined to be invalid under the laws of the State of Oklahoma, the remaining terms and conditions shall remain in full force and effect and shall be binding on the parties hereto.

14. EXECUTION IN MULTIPLE COUNTERPARTS. This purchase agreement may be executed in any number of counterparts, each of which shall be considered an original, with the same effect as if the signatures were upon the same instrument.

     IN WITNESS WHEREOF, the parties named herein have reviewed and approved this Purchase and Sale Agreement and set their hands the year and day first above written in Oklahoma County, Oklahoma.



                                                  /s/Ricky A. Naylor
--------------------------------------            ------------------------------
Zenex  Long  Distance,  Inc.  dba                 Ricky  A.  Naylor
Zenex  Communications,  Inc.

By:  /s/Ron Carte
   -----------------------------------

Title:  CEO
      --------------------------------